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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                               SEPTEMBER 27, 2002




                                 TRANSPRO, INC.
             (Exact name of Registrant as specified in its charter)


          DELAWARE                     1-13894                   34-1807383
(State or other jurisdiction   (Commission File Number)       (I.R.S. Employer
     of incorporation)                                      Identification No.)

                  100 Gando Drive, New Haven, Connecticut 06513
          (Address of principal executive offices, including zip code)

                                 (203) 401-6450
              (Registrant's telephone number, including area code)














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Item 5. OTHER EVENTS

        On September 27, 2002, TransPro, Inc. (the "Company") entered into an amendment to its Loan and Security Agreement with Congress Financial Corporation (New England), which is attached as Exhibit 99.1, hereto. This amendment provides for a temporary increase in the maximum credit line from $55 million to $65 million effective July 1, 2002, with scheduled reductions through December 20, 2002 back down to $55 million. The increased credit line provides the Company with additional flexibility to meet ongoing working capital needs through its peak seasonal borrowing period.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits - The following exhibit is filed as part of this report:

99.1 Seventh Amendment to Loan and Security Agreement.





                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       TRANSPRO, INC.


Date:  September 27, 2002              By: /s/ Richard A. Wisot
                                           --------------------------------
                                           Richard A. Wisot
                                           Vice President, Treasurer, Secretary,
                                            and Chief Financial Officer